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                                                                   Exhibit 99.2

                               WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (the "Agreement") is dated as of
_________________, 1998 by and between Dayton General Systems, Inc., a Pennsylvania corporation (the "Company"), and The Fifth Third Bank (the "Warrant Agent").

         WHEREAS, the Company has issued units (the "Units"), each Unit consisting of two shares of its common stock, without par value ("Common Shares"), and one Warrant ("Warrant") entitling the holder to purchase one Common Share; and

         WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act on the terms and subject to the conditions contained herein, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto do hereby agree as follows:

         1. Definitions. In addition to the capitalized terms defined elsewhere herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 38 Fountain Square Plaza, Cincinnati, OH 45263.


                  "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash or by bank cashier's check, money order or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.


                  "Purchase Price" shall mean the price payable for each Common Share of the Company upon exercise of a Warrant, equal to $6.50 per share, subject to adjustment as provided herein.

                  "Registered Holder" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                  "Transfer Agent" shall mean The Fifth Third Bank, or its authorized successor, in its capacity as transfer agent and registrar for the Common Shares of the Company.

                  "Warrant Expiration Date" shall mean 3:00 p.m., Cincinnati time, on ______________________. If such date shall be a holiday or a day on which banks are authorized to close in the State of Ohio, then 3:00 p.m., Cincinnati time, on the next

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following day which in the State of Ohio is not a holiday or a day on which banks are authorized to close.

                  "Warrant Certificate" shall mean a certificate evidencing the right of the Registered Holder thereof to Warrants of the Company.

         2.       Warrants and Issuance of Warrant Certificates.

                  (a) A Warrant shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase that number of Common Shares designated thereon, upon the exercise thereof, subject to adjustment as provided herein.

                  (b) The Warrant Agent shall prepare, countersign and deliver Warrant Certificates, upon receipt of written instructions from the Company, which instructions (i) set forth the name or names in which such Warrant Certificates shall be registered and (ii) verify that the Units of which such Warrants constitute a part have been sold and fully paid for.

                  (c) From time to time prior to the Warrant Expiration Date, the Warrant Agent shall request the Transfer Agent to countersign and deliver certificates in required whole number denominations representing Common Shares issuable upon the exercise of Warrants in accordance with the terms of the Warrants and this Agreement.

                  (d) From time to time prior to the Warrant Expiration Date, as requested in accordance with this Agreement, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

         3. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are incorporated herein by reference) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates). Warrants shall be numbered serially.

         Warrant Certificates shall be executed on behalf of the Company by its President, or any authorized Vice President, and by its Secretary or Treasurer, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

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         4.       Exercise.  Each Warrant may be exercised at any time prior to the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. The Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of any Warrant. No later than five days after the date of such notice from the Warrant Agent, the Company shall cause the Transfer Agent to issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise. No fractional share shall be issued upon exercise of a Warrant. Upon full exercise of all Warrants held by a Registered Holder, cash (in an amount equal to the current market price (as defined in subsection (c) of Section 8) per Common Share less the Purchase Price times the fractional amount) shall be paid in lieu of any fractional share then remaining.

         5. Reservation of Shares; Listing; Payment of Taxes; etc. The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, such number of Common Shares as shall then be issuable upon exercise of all outstanding Warrants. Before taking any action which would cause an adjustment pursuant to Section 8 reducing the Purchase Price below the then par value (if any) of the Common Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at the Purchase Price as so adjusted. The Company covenants that all of the Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued, fully paid, nonassessable (except as provided under applicable law) and free from all taxes, liens and charges with respect to the issue thereof, and that it will use its best efforts to have such shares listed on each securities exchange or quotation system, if any, on which the other outstanding Common Shares of the Company are then listed.

         The Company covenants that if any Common Shares reserved for issuance upon the exercise of Warrants require registration with, or approval of, any governmental authority under any federal or state law before such Common Shares may be validly issued or delivered upon such exercise, then the Company will endeavor, in good faith and as expeditiously as possible, to secure such registration or approval; however, Warrants may not be exercised by, or Common Shares issued to, any Registered Holder in any state in which such exercise would be unlawful or if such issuance would be unlawful pursuant to federal law and regulation. The Company also covenants that it will give notice to the Warrant Agent of the jurisdictions in which Common Shares may be issued upon the exercise of Warrants.

         The Company shall pay all documentary, stamp, or similar taxes and any other governmental charges that may be imposed with respect to the initial issuance of Warrants, or the initial issuance or delivery of any Common Shares upon exercise of the Warrants; provided, however, that if the Common Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant being exercised then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.


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         The Warrant Agent is hereby irrevocably authorized to requisition the
Company's Transfer Agent from time to time for certificates representing Common Shares acquired upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. If requested by the Warrant Agent, the Company will, from time to time, file with the Warrant Agent a statement setting forth the name and address of the transfer agent of the Company for the Common Shares or other capital stock issuable upon exercise of the Warrants.

         6. Exchange and Registration of Transfer. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants and, subsequent to _____________, 1998, may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate(s) which the Registered Holder making the exchange shall be entitled to receive.

         The Warrant Agent shall keep, at its Corporate Office, books in which it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and issue and the Warrant Agent shall deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

         With respect to all Warrant Certificates presented for assignment or registration of transfer, or for exchange or exercise, the form of assignment on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing. In addition, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         All Warrant Certificates surrendered for exercise, assignment, transfer or exchange (in case of mutilated Warrant Certificates) shall be promptly canceled by the Warrant Agent and thereafter destroyed by the Warrant Agent unless the Company directs their return. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so canceled.

         Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other

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reasonable regulations and pay such other reasonable charges as the Warrant
Agent may prescribe.

         8. Adjustment of Purchase Price and Number of Shares Purchasable. The Purchase Price and the number of Common Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section 8.

                  (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend or other distribution on its Common Shares in Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of Common Shares or (iii) combine or reclassify the outstanding Common Shares into a smaller number of Common Shares, the Purchase Price to be in effect after the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be determined by multiplying the Purchase Price in effect immediately prior to such time by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such time and the denominator of which shall be the number of Common Shares to be outstanding immediately after giving effect to such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares of evidences of its indebtedness or assets (other than dividends or distributions in cash payable out consolidated earnings or earned surplus) or subscription rights or warrants, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Common Share (as defined in subsection (c) of this Section 8) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the evidences of indebtedness, assets, subscription rights or warrants applicable to one Common Share, and the denominator of which shall be such current market price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) For the purpose of any computation herein, the "current market price" per Common Share on any record date shall be deemed to be the average of the highest reported bid and lowest reported asked prices of the Common Shares on The Nasdaq Stock Market on that date. If the Company's Common Shares are not quoted on The Nasdaq Stock Market, the current market value of a Common Share shall be as determined in good faith by the Board of Directors of the Company.

                  (d) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share as the case may be.

                  (e) In any case in which this Section 8 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the

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Company may elect to defer until the occurrence of such event the issuing to the Registered Holder of any Warrant exercised on or after such record date the Common Shares issuable upon such exercise over and above the Common Shares issuable upon such exercise on the basis of Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Registered Holder a due bill or other appropriate instrument evidencing such Registered Holder's right to receive such additional Common Shares contingent upon the occurrence of the event.

                  (f) Upon each adjustment of the Purchase Price pursuant to this Section 8, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Purchase Price per share, an adjusted number of Common Shares determined (to the nearest whole share) by multiplying the number of Common Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

                  (g) Irrespective of any adjustments in the Purchase Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Purchase Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

                  (h) Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to (but is not required to) make such reductions in the Purchase Price or increase in the number of Common Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 8, as the Company in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Common Shares, or any issuance wholly for cash or of any Common Shares at less than the current market price, or any issuance wholly for cash, Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, or any stock dividend, or any issuance of rights, options or warrants referred to above in this Section 8, made by the Company to its common shareholders shall not be taxable to them.

         9.       Reclassification, Reorganization, Merger, etc.
Notwithstanding any other provisions of this Agreement, if, prior to the Warrant Expiration Date, there shall occur a capital reorganization, recapitalization, reclassification or other change of the outstanding Common Shares of the Company, or in case of any consolidation or merger of the Company with or into any other corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in the reclassification, capital reorganization or other change of the outstanding Common Shares), or in case of any sale or conveyance to any other entity of all or substantially all of the properties and assets of the Company, then, and in each such case, the Company shall cause effective provision to be made so that the Registered Holders of Warrants shall have the right to receive, upon the exercise of the Warrants after the consummation of such event, the kind and amount of shares of stock or other securities or property receivable upon such event by a holder of the number of Common Shares issuable upon exercise of Warrants immediately prior to such event. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. A copy of such provision shall be furnished to

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the Registered Holders of Warrants within ten days after execution of the appropriate agreement pertaining to same and, in any event, prior to any consolidation, merger, conversion, sale or conveyance subject to the provisions of this Section 9. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, conversions, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, conversion, sale or conveyance, additional Common Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Shares, any such issue shall be treated as an issue of Common Shares covered by the provisions of Section 8(a) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the holder.

         10. Determination of Adjusted Purchase Price. Upon the occurrence of each event requiring an adjustment of the Purchase Price and of the number of Common Shares purchasable in accordance with, and as required by, the terms of the Warrants, the Company shall promptly cause a firm of certified public accountants (who may be the regular accountants for the Company) to compute the adjusted Purchase Price and the adjusted number of shares purchasable at such adjusted Purchase Price by reason of such event in accordance with the provisions hereof. The Company shall mail forthwith to each Registered Holder of Warrants a copy of such computation, which shall be conclusive and shall be binding upon such Registered Holder; and shall also provide the Warrant Agent with a copy of the computation.

         11. Form of Warrant. The Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form as so changed. Additionally, notwithstanding any provision of this Agreement or of the Warrants, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement. The Company may, at its option, require Registered Holders of Warrants to surrender their old Warrant Certificates for any such new Warrant Certificates.

         12. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Registered Holders of the Warrant Certificates. The Warrant Agent's duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrant represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder of Warrant Certificates to make or cause to be made adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which

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may require any such adjustment, or with respect to the method employed in making the same. It shall not be liable for (i) any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties or (ii) any act or omission in connection with this Agreement except for its own negligence or willful misconduct. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and an authorized Vice President or the Treasurer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificates.

         The Warrant Agent may at any time consult with counsel satisfactory to the Warrant Agent (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, any authorized Vice President, the Secretary, or Treasurer (unless other evidence in respect hereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder including a reasonable special handling fee for those services deemed by the Warrant Agent to require special handling; it further agrees to indemnify the Warrant Agent, its respective directors, officers, employees, affiliates, agents and advisors (each, an "Indemnified Party") against any and all losses, expenses and liabilities, including judgments, costs and counsel fees and disbursements, which may be incurred by or asserted or awarded against any Indemnified Party in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except to the extent that such loss, expense or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence or willful misconduct. The Company will not settle or consent to judgment with respect to any such investigation, litigation or proceeding without the prior written consent of the Warrant Agent unless such settlement or consent includes an unconditional release of such Indemnified Party. The Warrant Agent agrees to indemnify the Company and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company.

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At least 15 days prior to the date such resignation is to become effective, the
Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense.
The Company, in its discretion, shall be entitled to remove the Warrant Agent with or without cause at any time specified in written notice to the Warrant Agent, and the Company then shall carry out the duties of the Warrant Agent or shall appoint a successor to the Warrant Agent. Any new Warrant Agent appointed by the Company shall be a bank or trust company having capital and surplus, as shown by its last published report to its stockholders, of not less than $50,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant
Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent.

         The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each Registered Holder of a Warrant Certificate not later than the effective date of any such appointment. The Company or the Warrant Agent's failure to give any notice provided for in this Section 12, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

         Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent as set forth above. In case at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any of the Warrant Certificates have been countersigned but not delivered, such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificate so countersigned; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent is changed, and any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in the Agreement.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


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         13.      Notices to the Company and Warrant Amount.  Any notice
pursuant to this Agreement to be given by the Warrant Agent or by the Registered Holder of any Warrant Certificate to the Company, or to be given by the Company or by any Registered Holder of any Warrant Certificate to the Warrant Agent, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed as follows (except that any such notice must be sent to such other address as the Company or the Warrant Agent may have subsequently furnished in writing to the other for this purpose):

                  To the Company:            Dayton General Systems, Inc.
                                             2492 Technical Drive
                                             Miamisburg, OH  45342
                                             Attention:  President

                  To the Warrant Agent:      The Fifth Third Bank
                                             38 Fountain Square Plaza
                                             Cincinnati, Ohio 45263
                                             Attention:  Dana S. Hushak

         14. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; and provided, further, that, except as provided in (i) or (ii) above, no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefore, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

         15. Warrant Holder Not Deemed a Shareholder. No Registered Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Agreement or in the Warrants be construed to confer upon a Registered Holder, as such, any of the rights of a shareholder of the Company (including, but not limited to) any right to vote, give or withhold consent to any corporate action, receive notice of meeting or receive dividends or subscription rights.

         16. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Registered Holders of the Warrant Certificates.

         17. Headings and Table of Contents. The section and subsection headings herein and the table of contents are for convenience only and shall not affect the construction hereof.


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
         18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         19. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Ohio and shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                        Dayton General Systems, Inc.


                                        By:__________________________________


                                        Title:_______________________________



                                        The Fifth Third Bank


                                        By:__________________________________


                                        Title:_______________________________





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